Exhibit 99.2

Bridgeline Digital, Inc. Announces Closing of $5 Million Public Offering

BURLINGTON, Mass., Oct. 19, 2018 -- Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™ that helps customers maximize the performance of their full digital experience from websites and intranets to online stores, today announced the closing of its previously announced underwritten public offering for total gross proceeds of $5,000,000, before deducting underwriting discounts, commissions and other offering expenses payable by the Company.

The securities offered by the Company consisted of (i) Class A Units consisting of an aggregate of 1,424,000 shares of our common stock and warrants to purchase an aggregate of 1,424,000 shares of common stock, at a public offering price of $0.50 per Class A Unit, and (ii) Class B Units consisting of 4,288 shares of our Series B Convertible Preferred Stock, with a stated value of $1,000, and convertible into an aggregate of 8,576,000 shares of common stock, and warrants to purchase an aggregate of up to 8,576,000 shares of common stock, at a public offering price of $1,000 per Class B Unit. The warrants have an exercise price of $0.50, will be exercisable upon issuance and will expire five years from the date of issuance. The Company has granted the underwriters a 45-day option to purchase an additional 1,500,000 shares of common stock and/or warrants to purchase an additional 1,500,000 shares of common stock.  In connection with the closing of this offering, the underwriters have partially exercised their over-allotment option and purchased an additional 400,000 warrants. The underwriters have retained the right to exercise the balance of their over-allotment option within the 45-day time period.

The Company expects to use the net proceeds from this offering to repay certain term notes, fund the estimated offering expenses and for general corporate purposes including, but not limited to, research and development, capital expenditures, repayment of indebtedness, and additions to working capital. We may also use a portion of the net proceeds from this offering to pursue potential strategic acquisitions, although we do not have any specific plans or arrangements to do so at this time.

ThinkEquity, a division of Fordham Financial Management, Inc., acted as sole book-running manager for the offering.

The Securities and Exchange Commission ("SEC") declared effective a registration statement on Form S-1 relating to these securities on October 16, 2018. A final prospectus relating to this offering has been filed with the SEC. The offering is being made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained by contacting ThinkEquity, 17 State Street, 22nd Floor, New York, NY 10004, telephone (646) 968-9355, email: prospectus@think-equity.com.  Investors may also obtain these documents at no cost by visiting the SEC's website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Bridgeline Digital, Inc.

Bridgeline Digital, The Digital Engagement Company™, helps customers maximize the performance of their complete digital experience – from websites and intranets to online stores and campaigns. Bridgeline’s Unbound (formerly iAPPS®) platform deeply integrates Web Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver digital experiences that attract, engage, nurture, and convert their customers across all channels. Headquartered in Burlington, Mass., Bridgeline has thousands of quality customers that range from small- and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Carole Tyner
Chief Financial Officer
(781) 497-3020
ctyner@bridgeline.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about this offering including our intended use of proceeds from this offering, our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the underwriter’s exercise of their over-allotment option to purchase additional securities, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital market, the ability to raise capital, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the SEC, including in the prospectus relating to this offering and the risk factors incorporated by reference therein from our most recent annual report on Form 10-K that was filed with the SEC, and our other filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and Bridgeline Digital undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.